                           AMENDED AND RESTATED
                       INVESTMENT ADVISORY AGREEMENT

     AMENDED AND RESTATED  INVESTMENT  ADVISORY AGREEMENT made as of the 1st day of September,  2007 by and between OPPENHEIMER GOLD & SPECIAL MINERALS FUND (the
"Fund"), and OppenheimerFunds, Inc. ("OFI").

     WHEREAS, the Fund is an open-end, diversified management investment company
registered  as  such  with  the   Securities   and  Exchange   Commission   (the
"Commission")  pursuant to the Investment  Company Act of 1940 (the  "Investment
Company  Act"),  and OFI is an  investment  adviser  registered as such with the
Commission under the Investment Advisers Act of 1940; and

     WHEREAS,  the Fund and OFI entered into an  Investment  Advisory  Agreement dated June 6, 1991, as amended and restated on January 1, 2005;

     WHEREAS,  the Fund and OFI agreed,  per a resolution of the Fund's Board of
Trustees  dated August 16, 2007 to reduce the Fund's  management  fee  effective
September  1, 2007 to the  following  annual  rates that  declines as the Fund's assets grow: 0.75% of the first $200 million of average annual net assets of the
Fund, 0.72% of the next $200 million,  0.69% of the next $200 million,  0.66% of the next $200  million,  0.60% of the next  $3.2  billion  and 0.58% of  average annual net assets over $4.0 billion;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

     1. General Provision.

     The  Fund  hereby  employs  OFI and  OFI  hereby  undertakes  to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth.  OFI shall, in all matters,  give to the
Fund and its Board of Trustees the benefit of its best judgment,  effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the  Investment  Company
Act  and  any  rules  or  regulations  thereunder;  (ii)  any  other  applicable provisions of state or federal law; (iii) the  provisions of the  Declaration of
Trust and By-Laws of the Fund as amended  from time to time;  (iv)  policies and determinations  of the  Board  of  Trustees  of the  Fund;  (v) the  fundamental
policies  and  investment   restrictions   of  the  Fund  as  reflected  in  its
registration statement under the Investment Company Act or as such policies may, from  time to  time,  be  amended  by the  Fund's  shareholders;  and  (vi)  the
Prospectus  and Statement of Additional  Information  of the Fund in effect from time to time. The  appropriate  officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with  respect to any matters  dealing  with the business and affairs of the Fund including the valuation of any of the Fund's portfolio securities which are either not  registered for public sale or not being traded on any securities market.

     2. Investment Management.

     (a) OFI shall,  subject to the direction and control by the Fund's Board of
Trustees,  (i) regularly provide  investment advice and  recommendations  to the
Fund with  respect  to its  investment  policies  and the  purchase  and sale of securities;  (ii) supervise  continuously the investment program of the Fund and the  composition  of its  portfolio  and  determine  what  securities  shall  be purchased or sold by the Fund; and (iii)  arrange,  subject to the provisions of paragraph "8" hereof,  for the purchase of securities and other  investments for the Fund and the sale of securities and other  investments held in the portfolio of the Fund.

     (b)  Provided  that the Fund shall not be required to pay any  compensation other  than as  provided  by the  terms of this  Agreement  and  subject  to the provisions  of  paragraph  "8" hereof,  OFI may obtain  investment  information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

     (c) So long as it shall  have acted  with due care and in good  faith,  OFI shall not be liable  for any loss  sustained  by reason of any  investment,  the adoption of any  investment  policy,  or the purchase,  sale or retention of any security  irrespective  of whether the  determinations  of OFI relative  thereto shall have been based,  wholly or partly,  upon the investigation or research of any other individual, firm or corporation believed by it to be reliable. Nothing herein  contained  shall,  however,  be  construed  to protect  OFI  against any liability to the Fund or its security holders by reason of willful  misfeasance, bad faith or gross negligence in the performance of its duties,  or by reason of its reckless disregard of its obligations and duties under this Agreement.

     3. Acting as Adviser for Others.

     Nothing in this  Agreement  shall  prevent OFI or any officer  thereof from acting as investment adviser for any other person, firm or corporation and shall not in any  way  limit  or  restrict  OFI  or  any of its  directors,  officers, stockholders or employees from buying, selling or trading any securities for its or their own  account  or for the  account  of others for whom it or they may be acting,  provided that such  activities  will not adversely  affect or otherwise impair  the  performance  by  OFI of  its  duties  and  obligations  under  this
Agreement.

     4. Other Duties of OFI.

     OFI shall, at its own expense,  provide and supervise the activities of all administrative  and clerical personnel as shall be required to provide effective administration  for the Fund,  including the compilation and maintenance of such records with  respect to its  operations  as may  reasonably  be  required;  the preparation and filing of such reports with respect thereto as shall be required by  the  Commission;  composition  of  periodic  reports  with  respect  to  its operations for the shareholders of the Fund;  composition of proxy materials for meetings of the Fund's  shareholders  and the  composition of such  registration statements as may be required by federal  securities laws for continuous  public sale of shares of the Fund. OFI shall, as its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

     5. Allocation of Expenses.

     All other  costs and  expenses  not  expressly  assumed  by OFI under  this
Agreement,  or to be paid by the General  Distributor of the shares of the Fund, shall be paid by the Fund, including, but not limited to (i) interest and taxes;
(ii)  brokerage  commissions;  (iii)  insurance  premiums for fidelity and other coverage  requisite to its  operations;  (iv)  compensation  and expenses of its trustees other than those associated or affiliated with OFI; (v) legal and audit expenses;  (vi) custodian and transfer  agent fees and expenses;  (vii) expenses incident  to the  redemption  of its  shares;  (viii)  expenses  incident to the issuance  of  its  shares  against  payment  therefor  by or on  behalf  of  the subscribers thereto; (ix) fees and expenses, other then as hereinabove provided, incident to the registration under federal securities laws of shares of the Fund for public sale; (x) expenses of printing and mailing reports, notices and proxy materials to  shareholders  of the Fund;  (xi) except as noted above,  all other expenses  incidental to holding meetings of the Fund's  shareholders;  and (xii)
such extraordinary  non-recurring  expenses as may arise,  including litigation, affecting the Fund and the legal obligation which the Fund may have to indemnify its officers and directors  with respect  thereto.  Any officers or employees of
OFI or any entity  controlling,  controlled by or under common control with OFI, who may also serve as  officers,  trustees  or  employees  of the Fund shall not receive any compensation by the Fund for their services.

     6. Compensation of OFI.

     The Fund  agrees to pay OFI and OFI  agrees to accept as full  compensation for the  performance  of all  functions  and duties on its part to be  performed pursuant to the  provisions  hereof,  a fee computed on the  aggregate net asset value of the Fund as of the close of each  business  day and payable  monthly at the following annual rate:

         0.75% of the first $200 million of aggregate net assets,
         0.72% of the next $200 million,
         0.69% of the next $200 million,
         0.66% of the next $200 million,
         0.60% of the next $3.2 billion, and
         0.58% of aggregate net assets over $4.0 billion.

     7. Use of Name "Oppenheimer."

     OFI hereby grants to the Fund a royalty-free,  non-exclusive license to use the  name  "Oppenheimer"  in the  name  of the  Fund  for the  duration  of this
Agreement  and any  extensions  or renewals  thereof.  Such  license  may,  upon termination  of this  Agreement,  be  terminated by OFI, in which event the Fund shall  promptly  take  whatever  action may be  necessary to change its name and discontinue any further use of the name "Oppenheimer" in the name of the Fund or otherwise.  The name  "Oppenheimer" may be used or licensed by OFI in connection with any of its activities or licensed by OFI to any other party.

     8. Portfolio Transactions and Brokerage.

     (a) OFI is  authorized,  in  arranging  the purchase and sale of the Fund's portfolio  securities,  to  employ  or deal  with  such  members  of  securities exchanges,  brokers or dealers,  including "affiliated"  broker-dealers (as that term is defined in the Investment Company Act), (hereinafter  "broker-dealers"), as may, in its best  judgment,  implement  the policy of the Fund to obtain,  at reasonable  expense,  the "best execution" (prompt and reliable execution at the most favorable  security price obtainable) of the Fund's portfolio  transactions as well as to obtain,  consistent with the provisions of  subparagraph  "(c)" of this  paragraph "8," the benefit of such  investment  information or research as will be of  significant  assistance to the  performance by OFI of its investment management functions.

     (b)  OFI  shall  select  broker-dealers  to  effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability  to  obtain  best execution of particular and related portfolio  transactions.  The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transaction(s)
will be judged by OFI on the basis of all  relevant  factors and  considerations including,  insofar as  feasible,  the  execution  capabilities  required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio  transactions by  participating  therein for its own account; the importance to the Fund of speed, efficiency or confidentiality;
the broker-dealer's apparent familiarity with sources from or to whom particular securities  might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related  transactions of the
Fund.

     (c) OFI shall have  discretion,  in the  interests of the Fund, to allocate brokerage on the Fund's  portfolio  transactions to  broker-dealers,  other than
affiliated   broker-dealers,   qualified  to  obtain  best   execution  of  such
transactions who provide  brokerage  and/or research  services (as such services are defined in Section 28(e)(3) of the Securities  Exchange Act of 1934) for the
Fund and/or other accounts for which OFI exercises  "investment  discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934)
and to cause the Fund to pay such  broker-dealers  a commission  for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction,  if OFI determines,  in good faith, that such  commission is reasonable in relation to the value of the brokerage  and/or research services provided by such broker-dealer, viewed in terms of either that particular  transaction  or OFI's overall  responsibilities  with respect to the accounts  as to which it  exercises  investment  discretion.  In  reaching  such determination,  OFI will not be required to place or attempt to place a specific dollar  value  on the  brokerage  and/or  research  services  provided  or being provided by such  broker-dealer.  In demonstrating that such determinations were made in good  faith,  OFI shall be prepared  to show that all  commissions  were allocated  for  purposes  contemplated  by this  Agreement  and that  the  total commissions paid by the Fund over a representative period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

     (d)  OFI  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most  favorable  commission  rate  applicable to any  particular transactions  or to select any  broker-dealer  on the basis of its  purported or
"posted"  commission  rate but will, to the best of its ability,  endeavor to be aware of the  current  level of the charges of  eligible  broker-dealers  and to
minimize  the  expense   incurred  by  the  Fund  for  effecting  its  portfolio
transactions  to the extent  consistent  with the  interests and policies of the
Fund as  established  by the  determinations  of its Board of  Trustees  and the provisions of this paragraph "8."

     (e) The Fund recognizes that an affiliated broker-dealer (i) may act as one of the Fund's regular brokers so long as it is lawful for it so to act; (ii) may be a major  recipient of brokerage  commissions  paid by the Fund; and (iii) may effect  portfolio  transactions  for the Fund only if the  commissions,  fees or other remuneration received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or order adopted under the
Investment   Company  Act  for  determining   the  permissible   level  of  such
commissions.

     9. Duration.

     This  Agreement  will  take  effect  on the date set  forth  above and will continue  in effect  from  year to year,  so long as such  continuance  shall be approved at least  annually by the Fund's Board of Trustees,  including the vote of the  majority  of the  trustees  of the  Fund  who  are not  parties  to this
Agreement or "interested  persons" (as defined in the Investment Company Act) of any such party,  cast in person at a meeting called for the purpose of voting on such  approval,  or by the holders of a "majority" (as defined in the Investment
Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

     10. Termination.

     This  Agreement  may be terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice (which notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty  upon sixty  days'
written  notice to OFI (which  notice may be waived by OFI)  provided  that such termination  by the  Fund  shall  be  directed  or  approved  by the  vote  of a
"majority"  of all of the  trustees of the Fund then in office or by the vote of the holders of a "majority"  (as defined in the  Investment  Company Act) of the outstanding voting securities of the Fund.

     11. Assignment or Amendment.

     This  Agreement  may not be amended or the  rights of OFI  hereunder  sold,
transferred,   pledged  or  otherwise  in  any  manner  encumbered  without  the affirmative  vote or written  consent  of the  holders  of the  majority  of the outstanding  voting  securities of the Fund; this Agreement shall  automatically and immediately terminate in the event of its "assignment," as defined as stated
below.

     12. Shareholder Liability.

     OFI  understands  and agrees  that the  obligations  of the Fund under this
Agreement  are  not  binding  upon  any  Trustee  or  shareholder  of  the  Fund personally,  but bind only the Fund and the Fund's property; OFI represents that it has  notice  of the  provisions  of the  Declaration  of  Trust  of the  Fund disclaiming shareholder liability for acts or obligations of the Fund.

     13. Definitions.

     The terms and provisions of this Agreement shall be interpreted and defined in a manner  consistent  with the provisions  and  definitions of the Investment
Company Act.

                                        OPPENHEIMER GOLD & SPECIAL MINERALS FUND

                                        By:   /s/ Robert G. Zack
                                              __________________________________
                                              Robert G. Zack
                                              Secretary

                                        OppenheimerFunds, Inc.

                                        By:   /s/ Kurt Wolfgruber
                                              __________________________________
                                              Kurt Wolfgruber
                                              President